UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2019

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below is incorporated by reference into this Item 3.02.

Clovis Oncology, Inc. (the “Company”) anticipates that the Settlement Shares (as defined below) will be issued in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Settlement Shares are expected to be listed on Nasdaq.

Item 8.01	Other Events.

On June 14, 2019, the Company and Antipodean Domestic Partners, L.P. (“Antipodean”) entered into an agreement (the “Settlement Agreement”) to settle the lawsuit filed by Antipodean against the Company, certain of its officers and directors and underwriters currently pending in New York state court. For a description of the complaint and developments in the case, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the Securities and Exchange Commission on May 7, 2019 (the “10-Q”). Pursuant to the Settlement Agreement, the Company will pay to Antipodean $4 million in cash and $21 million in shares of common stock of the Company (the “Settlement Shares”) and Antipodean will dismiss its currently pending lawsuit and release the Company, its officers and directors and underwriters from any potential liability related to the allegations asserted in Antipodean’s complaint. The settlement contains no admission of wrongdoing. The number of Settlement Shares to be issued by the Company will be equal to the quotient of $21 million divided by the average of the daily volume weighted average price of the Company’s common stock on the Nasdaq during an agreed upon ten (10) trading day period. The Company has agreed to use its reasonable best efforts to register under the Securities Act the resale by Antipodean of the Settlement Shares. In the event that the registration statement covering such resale of the Settlement Shares by Antipodean has not been declared effective by the Securities and Exchange Commission on or before the six month anniversary of the date of issuance of the Settlement Shares, on the date of such six month anniversary, and in the event that at such time Antipodean is also unable to sell the Settlement Shares pursuant to Rule 144 under the Securities Act, Antipodean may request that the Company redeem such Settlement Shares for $21 million in cash. Antipodean has informed the Company that it may establish a hedging position (including by selling Company common stock short) in respect of the Settlement Shares. In addition, the Company has agreed to reimburse Antipodean in an amount equal to $50,000 for certain of its costs and expenses related to the settlement, including any hedging transaction.

Except for the derivative lawsuits described in the 10-Q, the Settlement Agreement ends all litigation against the Company, its officers and directors and underwriters related to rociletinib.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 14, 2019	By:	/s/ Paul Gross
	Name:	Paul Gross
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer